UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2025

DATAVAULT AI INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15268 NW Greenbrier Pkwy Beaverton, OR	97006
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DVLT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Intellectual Property Sale and Assignment Agreement

On July 12, 2025, Datavault AI Inc., a Delaware Corporation (the “Company”) entered into an intellectual property sale and assignment agreement (the “IP Sale and Assignment Agreement”) with Turner Global Media, LLC (“TGM”), pursuant to which the Company has agreed to purchase, and TGM has agreed to sell and assign, certain intellectual property related to inaudible audio technology owned by TGM (the “TGM IP Assets”).

Pursuant to the IP Sale and Assignment Agreement, the Company has agreed to acquire the TGM IP Assets from TGM in exchange for (i) the issuance to TGM of 2,500,000 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”) as restricted stock, which are to be issued within 15 days of July 12, 2025 and (ii) a royalty (the “Royalty”) on the total revenue derived by the Company from (a) the sale, licensing, or commercialization of the TGM IP, and/or (b) the patented technology described in the eight patents listed in the IP Sale and Assignment Agreement (the “ADIO Patented Technology”), for the dissemination of audio signals, including inaudible frequencies, through any and all devices capable of producing sound, including but not limited to radios, televisions, streaming platforms, retail shelf talkers, venue sound systems, and wearable portable broadcast devices, before any deductions for taxes, discounts, or other expenses (“Gross Sales”).

The Royalty will be 15% of Gross Sales. The Royalty will be calculated and paid quarterly, within 30 days of the end of the relevant calendar quarter, beginning with the first full calendar quarter following July 12, 2025. If the total Royalty paid to TGM reaches $15 million, the Royalty percentage drops from 15% to 10%. Unless terminated earlier, the IP Sale and Assignment Agreement will expire upon the expiration of the patents included in the ADIO Patented Technology.

The IP Sale and Assignment Agreement includes customary representations and warranties and various customary covenants and closing conditions that are subject to certain limitations.

The foregoing summary of the IP Sale and Assignment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the IP Sale and Assignment Agreement a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item in connection with the IP Sale and Assignment Agreement and included in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item in connection with the IP Sale and Assignment Agreement and included in Item 1.01 of this Form 8-K is incorporated herein by reference.

The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The securities will be issued and were issued in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act, and Rule 506 promulgated under Regulation D of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	IP Sale and Assignment Agreement, dated July 12, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2025	DATAVAULT AI INC.

	By:	/s/ Nathaniel Bradley
		Name:	Nathaniel Bradley
		Title:	Chief Executive Officer